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Exhibit 10.64

FORM OF MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of                        , 2002, by and among Wynn Las Vegas, LLC, a Nevada limited liability company (the "Company") and its subsidiaries and affiliates listed on Exhibit A hereto (and together with the Company, the "Wynn Entities"), and Wynn Resorts, Limited, a Nevada corporation (the "Manager") with reference to the following:

        WHEREAS, the Company together with the Wynn Entities propose to develop, construct and operate the Le Rêve Casino Resort, a hotel and casino resort, with related parking structure and golf course facilities, as part of the redevelopment of the site of the former Desert Inn in Las Vegas, Nevada (the "Business");

        WHEREAS, the other Wynn Entities will lease property and/or provide services to the Company in connection with the Business; and

        WHEREAS, the Company and the Wynn Entities desire to engage the Manager to provide the management and advisory services for the Business and the Manager desires to accept such engagement to provide such services, all upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Retention of the Manager.    The Company and each of the Wynn Entities hereby appoints the Manager as manager for the Business, and the Manager hereby agrees to provide the management and advisory services described herein for the Business, in accordance with the terms and subject to the conditions hereinafter set forth.

        2.    Services to be Provided by the Manager.

          (a)  In accordance with the terms and subject to the conditions hereof, the Manager agrees to provide the following management and advisory services (together with services necessary or incidental thereto, "Management Services") to the Wynn Entities on an ongoing basis in connection with the ownership and operation of the Business by the Wynn Entities during the term of this Agreement.

          (b)  The Manager shall provide customary management and advisory services with respect to the operation of the Business, to consist of the following necessary or incidental thereto:

            (i)    advice concerning the hiring, termination, performance and training of personnel;

            (ii)  review, consultation and advice concerning personnel, operations, and other management and operating policies and procedures;

            (iii)  recommendations on all necessary action to keep the operation of the Business in compliance, in all material respects, with the conditions of all licenses (including gaming licenses) and all applicable rules, regulations and orders of any federal, state, county or municipal authority having jurisdiction over the Business;

            (iv)  development of recommendations for, and negotiate the acquisition and maintenance of, insurance coverage with respect to the Business;

            (v)  guidance on all marketing, sales promotions and advertising for the Business;

            (vi)  assistance in the financial budgeting process and the implementation of appropriate accounting, financial, administrative and managerial controls for the Business;

            (vii) preparation for use by the Wynn Entities of financial reports and maintenance of books of accounts and other records reflecting the results of operation of Business (which at all times shall be maintained in a manner which permits the assets and liabilities of the Wynn Entities to be separately identified from those of the Manager); and

            (viii)advice and consultation with the Wynn Entities in connection with any and all aspects of the Business and the day to day operation thereof, and consultation with the Wynn Entities with respect to the selection of attorneys, consultants and accountants.

        3.    Management Fees; Expenses.

          (a)  All expenses, costs, losses, liabilities or damages incurred with respect to the ownership or operation of the Business, including, without limitation, wages, salaries and other labor costs incurred in the construction, maintenance, expansion or operation of the Business, or personnel working on special projects or services for the Wynn Entities, will be paid by the Company. To the extent that the Manager pays or incurs any obligation for any such expenses, costs, losses, liabilities or damages, the Company, subject to the limitations set forth in Section 5, will pay or reimburse the Manager therefor, as well as for any reasonable out-of-pocket expenses incurred by the Manager in the performance of its obligations under this Agreement (provided, however, that (a) in no event shall any such payments include any fee, profit or similar component benefiting the Manager, it being understood and agreed that such payments instead are intended to reimburse only actual costs and expenses, and (b) in no event shall such payments include amounts characterized as "Affiliated Overhead Expenses" under the terms of the Bank Credit Agreement (as hereinafter defined)). Subject to the payment priority provisions of this Section 3, the Company agrees to pay the Manager, as the Manager's compensation for the services to be rendered hereunder, a yearly management fee (the "Management Fee") equal to one and one-half percent (1.5%) of the "Net Revenues" (as determined in accordance with generally accepted accounting principles as applicable to companies in the gaming business) of the Company, payable semi-annually in arrears. Accrual of such Management Fee shall commence upon "Opening Date" (as defined in the Bank Credit Agreement defined below). For so long as there is any outstanding indebtedness under the Second Mortgage Notes Indenture (as hereinafter defined), the semi-annual accrual periods shall be set to match the semi-annual interest accrual periods under the Second Mortgage Notes Indenture, and the payment date with respect to any such accrued Management Fees shall be the tenth (10th) Business Day after the date established under the Second Mortgage Notes Indenture for payment of accrued interest with respect to such semi-annual period.

          (b)  Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that the payment of the Management Fee is subject to a Management Fees Subordination Agreement of even date herewith (the "Subordination Agreement") by and among the Manager, the Company, Deutsche Bank Trust Company Americas, as "Administrative Agent" under the Bank Credit Agreement (as hereinafter defined), Wells Fargo Bank Nevada, National Association, as Collateral Agent under the "FF&E Credit Agreement" (as hereinafter defined) and Deutsche Bank Trust Company Americas, as Trustee under the Second Mortgage Notes Indenture. The parties further agree that the Management Fee due and payable as provided in this Section 3 shall not be paid at any time that such payment is not then permitted under the Bank Credit Agreement, the FF&E Credit Agreement or the Second Mortgage Notes Indenture (each as defined below). In the event any Management Fee is unpaid as a consequence of the provisions of this Section 3, the Manager nonetheless shall continue to perform hereunder and any such unpaid amounts shall be accrued as a liability of the Company and shall be payable as soon as the conditions to payment are fulfilled. The deferred portion of the Management Fees will bear interest at the rate of ten percent (10%) per annum, compounded annually, from the date otherwise due and payable until the payment thereof.

          (c)  For purposes of this Agreement, (i)"Bank Credit Agreement" means the Credit Agreement of even date herewith by and among the Company, Deutsche Bank Trust Company Americas, as administrative agent ("Administrative Agent"), Deutsche Bank Securities, Inc., as advisor, lead arranger and joint book running manager, Banc of America Securities LLC, as advisor, lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as advisor, arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York Branch, as arranger and joint documentation agent, J. P. Morgan Securities Inc., as joint documentation agent, and the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time, (ii)"FF&E Credit Agreement" means that certain Credit Agreement of even date herewith by and among the Company, Wells Fargo Bank Nevada, National Association, as Collateral Agent, and the lenders party thereto, (iii)"Second Mortgage Notes Indenture" means the Second Mortgage Notes Indenture, of even date herewith by and among the Company, Wynn Las Vegas Capital Corp., a Nevada corporation, Wells Fargo Bank National Association, as trustee (the "Trustee"), and the guarantors signatory thereto, as amended, restated, supplemented or otherwise modified from time to time, and (iv)"Senior Debt" means all amounts and obligations from time to time owing or outstanding under the Bank Credit Agreement, the FF&E Credit Agreement and/or the Second Mortgage Notes Indenture and the notes issued pursuant thereto, including interest thereon at the rates set forth therein.

          (d)  Notwithstanding any termination of this Agreement, the Manager shall, subject to the limitations set forth in this Section 3, remain entitled: (i) to receive the Management Fee for the remaining portion of the semi-annual period in which such termination occurred (payable in the same manner and at the same time as if the Manager were entitled to receive such fee with respect to the entire semi-annual period); and (ii) to receive payment of any deferred Management Fee at the time of such termination if, and to the extent that, payment thereof is otherwise permitted under this Section 3.

          (e)  The parties acknowledge that at such time, if any, that the Company is licensed by the Nevada Gaming Commission, the Manager will be subject to the requirements of Nevada Revised Statutes Section 463.162 as a result of its receipt of the Management Fee.

        4.    Term of Agreement.    The term of this Agreement shall be ten (10) years, unless earlier terminated pursuant to the terms of this Agreement. This Agreement may be terminated as follows: (a) by the mutual written consent of the Company and the Manager, (b) by the Company upon 60 days prior written notice to the Manager for any reason or no reason at all, or (c) by the Company immediately upon written notice to the Manager for cause. Notwithstanding any other provision of this Agreement, the provisions of Section 5 shall survive any termination of this Agreement.

        5.    Liability.    The Company shall bear any and all expenses, liabilities, losses or damages resulting from the operation of the Business, and the Manager and its officers, directors, shareholders and employees shall not, under any circumstances, be held liable therefor, except that the Manager shall be liable for any loss or damage which results from its own gross negligence or willful misconduct. Neither the Manager nor any of its officers, directors, shareholders or employees shall be held to have incurred any liability to the Company, the Business or any third party by virtue of any action not constituting gross negligence or willful misconduct taken in good faith by it in the discharge of its duties hereunder, and the Company agrees to indemnify the Manager and its shareholders, directors, officers and employees, and hold each of them harmless from and against any and all claims that may be made against any of them in respect of the foregoing (excluding claims arising out of gross negligence or willful misconduct), including, but not limited to, attorneys' fees.

        6.    Miscellaneous

          (a)    Nonassignability of Agreement.    This Agreement shall not be assignable, in whole or in part, directly or indirectly, whether by operation of law or otherwise, by either party hereto without the prior written consent of the other party hereto (which consent may be withheld in the sole discretion of the party whose consent is required), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that (i) the provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Wynn Entities and the Manager and their respective successors and permitted assigns and (ii) the rights of the Wynn Entities under this Agreement may be collaterally assigned to secure the obligations of the Company under the Bank Credit Agreement and the Second Mortgage Notes Indenture. The Manager further agrees that in the event of any foreclosure of the security interests encumbering this Agreement to secure the obligations under the Bank Credit Agreement or the Second Mortgage Notes Indenture, the party acquiring the rights of the Wynn Entities hereunder shall have the right to terminate this Agreement without any obligation to pay any amounts then owed by the Wynn Entities hereunder (it being understood that the foregoing shall not affect any rights of the Manager hereunder or under otherwise applicable laws against the Wynn Entities for such amounts then owing and not paid to the Manager).

          (b)    Further Assurances.    Subject to the provisions hereof, each of the parties hereto shall execute, acknowledge and deliver such other documents, and take such further actions, as may be reasonably required in order to effectuate the purposes of this Agreement, to comply with all applicable laws, regulations, orders and decrees, to obtain all required consents and approvals and to make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority.

          (c)    Waivers.    No failure or delay on the part of the Manager or any of the Wynn Entities in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of steps to enforce such a right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement nor any consent to any departure by the Manager or the Wynn Entities therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it has been given.

          (d)    Entire Agreement.    This Agreement and the Subordination Agreement set forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede all previous agreements, negotiations, memoranda and understandings, whether written or oral respecting the subject matter hereof.

          (e)    Amendments.    This Agreement may be amended only by an agreement in writing executed by each of the parties hereto, but no such amendment shall become effective if the same is prohibited by the Bank Credit Agreement, the FF&E Credit Agreement or the Second Mortgage Notes Indenture as then in effect.

          (f)    Notices.    Any and all notices and demands required or desired to be given hereunder shall be in writing and shall be validly given or made if served personally, delivered by a nationally recognized overnight courier service, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, to the following addresses:

If to the Wynn Entities:	c/o Wynn Las Vegas, LLC
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention:
Telephone:
Facsimile:
If to the Manager:	Wynn Resorts, Limited
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention:
Telephone:
Facsimile:

and shall become effective upon receipt. Any party hereto may change its address for the purpose of receiving notices by providing written notice to the other party hereto.

          (g)    Governing Law.    The laws of the State of Nevada applicable to contracts made in that state, without giving effect to its conflict of laws rules, shall govern the validity, construction, performance and effect of this Agreement.

          (h)    Invalidity.    If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction or an arbitrator to be invalid, void or unenforceable, then that provision shall be deemed severable and all provisions, covenants, and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

          (i)    Headings.    The headings in this Agreement are included for purposes of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement.

          (j)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          (k)    Negotiated Agreement.    This is a negotiated agreement. All parties have participated in its preparation. In the event of any dispute regarding its interpretation, it shall not be construed for or against any party based upon the grounds that this Agreement was prepared by any one of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WYNN LAS VEGAS, LLC, Nevada limited liability company

By:	Wynn Resorts Holdings, LLC, Nevada limited liability company, its sole member

	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member

		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company,

	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member

		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

VALVINO LAMORE, LLC, a Nevada limited liability company,

By:	Wynn Resorts, Limited a Nevada corporation, its sole member

By:
Name:
Title:

WORLD TRAVEL, LLC, a Nevada limited liability company

By:	Wynn Las Vegas, LLC, a Nevada limited liability company

	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member

		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

LAS VEGAS JET, LLC, a Nevada limited liability company

By:	Wynn Las Vegas, LLC, a Nevada limited liability company

	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member

		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

DESERT INN IMPROVEMENT CO., a Nevada corporation

By:	Desert Inn Water Company, LLC, a Nevada limited liability company, its sole member

	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member

		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

DESERT INN WATER COMPANY, LLC, a Nevada limited liability company, its sole member

By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member

	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

PALO, LLC, a Nevada limited liability company

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member

		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

WYNN CAPITAL CORP., A Nevada Corporation

By:
Name:
Title

MANAGER:

WYNN RESORTS, LIMITED, a Nevada corporation

By:
Name:
Title:

Exhibit A

1.
Valvino Lamore, LLC, a Nevada limited liability company.

2.
Wynn Resorts Holdings, LLC, a Nevada limited liability company.

3.
Palo, LLC, a Delaware limited liability company.

4.
Desert Inn Water Company, LLC, a Nevada limited liability company.

5.
Desert Inn Improvement Co., a Nevada corporation.

6.
Wynn Capital Corp., a Nevada corporation.

7.
World Travel, LLC, a Nevada limited liability company.

8.
Las Vegas Jet, LLC, a Nevada limited liability company.

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FORM OF MANAGEMENT AGREEMENT